News Release

Tutor Perini Reports Third Quarter 2021 Results

•Strong $2.1 billion volume of new awards; backlog increased to $8.4 billion
•Diluted earnings per share (“EPS”) of $0.30
•Adjusting 2021 EPS guidance to $1.70 to $1.85

LOS ANGELES – (BUSINESS WIRE) – November 3, 2021 – Tutor Perini Corporation (the “Company”) (NYSE: TPC), a leading civil, building and specialty construction company, reported results today for the third quarter of 2021. Revenue was $1.2 billion compared to $1.4 billion for the third quarter of last year. The decrease was primarily due to reduced project execution activities in the Building segment, as various projects have completed or are nearing completion, while newer projects that have been recently awarded are yet to contribute to revenue. Until recently, the COVID-19 pandemic has had an adverse effect on the volume and timing of the Company's new awards. This has negatively impacted the Company's backlog and operating results. Income from construction operations for the third quarter of 2021 was $52.1 million compared to $83.0 million for the third quarter of last year. The decrease was largely driven by the net impact of incrementally larger unfavorable adjustments on certain electrical projects in the Northeast in the Specialty Contractors segment in the third quarter of 2021 when compared to the prior-year quarter, as well as the absence in the current-year quarter of the net impact of a $19.6 million prior-year gain from a favorable arbitration decision, which reduced segment general and administrative expenses, and a $15.2 million prior-year charge due to an unfavorable legal ruling pertaining to a mechanical project in California. To a lesser extent, the decrease was also due to lower contributions from certain Civil segment projects in the Northeast and reduced contributions in all segments related to the COVID-19 impacts on revenue due to delays in new awards in prior periods. Net income attributable to the Company for the third quarter of 2021 was $15.4 million, or $0.30 per diluted share, compared to $36.8 million, or $0.72 per diluted share, for the third quarter of 2020. The decrease in net income attributable to the Company, and correspondingly EPS, was driven by the factors mentioned above that led to the reduction in income from construction operations.

Backlog increased to $8.4 billion during the third quarter of 2021 compared to $7.5 billion at June 30, 2021 as a result of a strong $2.1 billion volume of new awards. The most significant new awards in the third quarter of 2021 included the Cedars-Sinai Marina del Rey Replacement Hospital project in California; the $471 million LAX Airport Metro Connector project; the $220 million I-70 Missouri River Bridge project; and a $122 million military range project and a $98 million military housing project, both in Guam. The Company has recently bid and is preparing to bid on certain large projects, with potential awards anticipated later this year and during the first half of 2022. The Company also expects to benefit over the next several years from a significant amount of anticipated incremental federal government funding for various critical infrastructure projects, particularly if federal infrastructure legislation currently being considered by Congress is adopted and funded.

Outlook and Guidance

“We had a strong third quarter of new awards, which enabled our backlog to grow significantly to $8.4 billion. We are awaiting decisions and potential subsequent awards for several large projects that we have recently bid, including the $3 billion JFK Terminal One project, the $2 billion Maryland Purple Line project and the $2 billion Metro-North Railroad Penn Station Access project. Additionally, there are various other major projects that we will be bidding over the next several months. We remain optimistic that we will win our share of these, which should add substantially to our already healthy backlog, setting an even stronger foundation for growth and improved results over the next few years,” remarked Ronald Tutor, Chairman and Chief Executive Officer.

Based on the Company’s year-to-date results in 2021 and the current outlook for the remainder of the year, the Company is adjusting its EPS guidance to the range of $1.70 to $1.85.

Third Quarter 2021 Conference Call

The Company will host a conference call at 2:00 PM Pacific Time on Wednesday, November 3, 2021, to discuss the third quarter 2021 results. To participate in the conference call, please dial 877-407-8293 five to ten minutes prior to the scheduled time. International callers should dial +1-201-689-8349.

The conference call will be webcast live over the Internet and can be accessed by all interested parties on Tutor Perini's website at www.tutorperini.com. For those unable to participate during the live call, the webcast will be available for replay shortly after the call on the website.

About Tutor Perini Corporation

Tutor Perini Corporation is a leading civil, building and specialty construction company offering diversified general contracting and design-build services to private customers and public agencies throughout the world. We have provided construction services since 1894 and have established a strong reputation within our markets by executing large, complex projects on time and within budget, while adhering to strict quality control measures. We offer general contracting, pre-construction planning and comprehensive project management services, including planning and scheduling of manpower, equipment, materials and subcontractors required for a project. We also offer self-performed construction services including site work, concrete forming and placement, steel erection, electrical, mechanical, plumbing and heating, ventilation and air conditioning (HVAC). We are known for our major complex building project commitments, as well as our capacity to perform large and complex transportation and heavy civil construction for government agencies and private customers throughout the world.

Forward-Looking Statements

The statements contained in this release, including those set forth in the section “Outlook and Guidance,” that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including without limitation, statements regarding the Company’s expectations, hopes, beliefs, intentions or strategies regarding the future and statements regarding future guidance or estimates and non-historical performance. These forward-looking statements are based on the Company’s current expectations and beliefs concerning future developments and their potential effects on the Company. While the Company’s expectations, beliefs and projections are expressed in good faith and the Company believes there is a reasonable basis for them, there can be no assurance that future developments affecting the Company will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the Company) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to: revisions of estimates of contract risks, revenue or costs, the timing of new awards, the pace of project execution or economic factors, including inflation, which may result in losses or lower than anticipated profit; unfavorable outcomes of existing or future litigation or dispute resolution proceedings against customers (project owners, developers, general contractors, etc.), subcontractors or suppliers, as well as failure to promptly recover significant working capital invested in projects subject to such matters; the requirement to perform extra, or change order, work resulting in disputes or claims and adversely affecting our working capital, profits and cash flows; the COVID-19 pandemic, which has adversely impacted, and could continue to adversely impact, our business, financial condition and results of operations; a significant slowdown or decline in economic conditions; increased competition and failure to secure new contracts; risks and other uncertainties associated with assumptions and estimates used to prepare financial statements; failure to meet contractual schedule requirements, which could result in higher costs and reduced profits or, in some cases, exposure to financial liability for liquidated damages and/or damages to customers; client cancellations of, or reductions in scope under, contracts reported in our backlog; inability to retain key members of our management, to hire and retain personnel required to complete projects or implement succession plans for key officers; decreases in the level of government spending for infrastructure and other public projects; possible systems and information technology interruptions, including due to cyberattack, systems failures or other similar events;

failure of our joint venture partners to perform their venture obligations, which could impose additional financial and performance obligations on us, resulting in reduced profits or losses and/or reputational harm; economic, political, regulatory and other risks, including civil unrest, security issues, labor conditions, corruption and other unforeseeable events in countries where we do business, resulting in unanticipated losses; the impact of inclement weather conditions on projects; risks related to government contracts and related procurement regulations; violations of the U.S. Foreign Corrupt Practices Act and similar worldwide anti-bribery laws, which could result in unanticipated losses; adverse health events, such as an epidemic or a pandemic; failure to meet our obligations under our debt agreements; downgrades in our credit ratings; impairment of our goodwill or other indefinite-lived intangible assets; uncertainty from the expected discontinuance of the London Interbank Offered Rate and transition to any other interest rate benchmark; and other risks and uncertainties discussed under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020 filed on February 24, 2021 and in other reports that we file with the Securities and Exchange Commission from time to time. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Contact:

Tutor Perini Corporation
Jorge Casado, 818-362-8391
Vice President, Investor Relations & Corporate Communications
www.tutorperini.com

Tutor Perini Corporation
Condensed Consolidated Statements of Income
Unaudited

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except per common share amounts)	2021	2020	2021	2020
REVENUE	$1,178,222	$1,442,091	$3,605,060	$3,969,247
COST OF OPERATIONS	(1,064,245)	(1,317,176)	(3,253,139)	(3,615,498)
GROSS PROFIT	113,977	124,915	351,921	353,749
General and administrative expenses	(61,884)	(41,894)	(181,371)	(165,805)
INCOME FROM CONSTRUCTION OPERATIONS	52,093	83,021	170,550	187,944
Other income (expense)	(464)	(8,048)	1,142	(8,364)
Interest expense	(16,694)	(25,613)	(52,442)	(58,513)
INCOME BEFORE INCOME TAXES	34,935	49,360	119,250	121,067
Income tax expense	(8,694)	(37)	(26,293)	(14,747)
NET INCOME	26,241	49,323	92,957	106,320
LESS: NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	10,847	12,504	30,364	33,421
NET INCOME ATTRIBUTABLE TO TUTOR PERINI CORPORATION	$15,394	$36,819	$62,593	$72,899
BASIC EARNINGS PER COMMON SHARE	$0.30	$0.72	$1.23	$1.44
DILUTED EARNINGS PER COMMON SHARE	$0.30	$0.72	$1.22	$1.43
WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING:
BASIC	51,072	50,787	50,995	50,598
DILUTED	51,366	51,241	51,364	51,004

Tutor Perini Corporation
Segment Information
Unaudited

	Reportable Segments
(in thousands)	Civil	Building	Specialty Contractors	Total		Corporate		Consolidated Total
Three Months Ended September 30, 2021
Total revenue	$624,549	$395,013	$271,316	$1,290,878		$—		$1,290,878
Elimination of intersegment revenue	(78,331)	(34,072)	(253)	(112,656)		—		(112,656)
Revenue from external customers	$546,218	$360,941	$271,063	$1,178,222		$—		$1,178,222
Income (loss) from construction operations	$62,555	$10,786	$(5,470)	$67,871		$(15,778)	(a)	$52,093
Capital expenditures	$7,847	$87	$134	$8,068		$234		$8,302
Depreciation and amortization(b)	$26,234	$416	$777	$27,427		$2,634		$30,061

Three Months Ended September 30, 2020
Total revenue	$723,324	$552,823	$322,091	$1,598,238		$—		$1,598,238
Elimination of intersegment revenue	(111,328)	(44,683)	(136)	(156,147)		—		(156,147)
Revenue from external customers	$611,996	$508,140	$321,955	$1,442,091		$—		$1,442,091
Income (loss) from construction operations	$70,237	$15,815	$9,700	$95,752	(c)	$(12,731)	(a)	$83,021
Capital expenditures	$10,996	$438	$224	$11,658		$352		$12,010
Depreciation and amortization(b)	$26,659	$419	$1,002	$28,080		$2,778		$30,858
____________________________________________________________________________________________________
(a)Consists primarily of corporate general and administrative expenses.
(b)Depreciation and amortization is included in income (loss) from construction operations.
(c)During the three months ended September 30, 2020, income (loss) from construction operations was positively impacted by $19.6 million (a favorable after-tax impact of $14.1 million, or $0.28 per diluted share) as a result of a favorable arbitration decision related to a dispute in the Specialty Contractors segment. This favorable impact was largely offset by an adverse impact of $15.2 million (an unfavorable after-tax impact of $10.9 million, or $0.21 per diluted share) due to an unfavorable legal ruling pertaining to a mechanical project in California in the Specialty Contractors segment.

Tutor Perini Corporation
Segment Information (continued)
Unaudited

	Reportable Segments
(in thousands)	Civil	Building	Specialty Contractors	Total		Corporate		Consolidated Total
Nine Months Ended September 30, 2021
Total revenue	$1,850,748	$1,267,984	$877,634	$3,996,366		$—		$3,996,366
Elimination of intersegment revenue	(273,603)	(117,150)	(553)	(391,306)		—		(391,306)
Revenue from external customers	$1,577,145	$1,150,834	$877,081	$3,605,060		$—		$3,605,060
Income (loss) from construction operations	$187,733	$19,514	$5,814	$213,061	(a)	$(42,511)	(b)	$170,550
Capital expenditures	$26,027	$211	$298	$26,536		$626		$27,162
Depreciation and amortization(c)	$80,125	$1,272	$2,628	$84,025		$8,171		$92,196

Nine Months Ended September 30, 2020
Total revenue	$1,948,095	$1,548,223	$839,040	$4,335,358		$—		$4,335,358
Elimination of intersegment revenue	(280,494)	(85,298)	(319)	(366,111)		—		(366,111)
Revenue from external customers	$1,667,601	$1,462,925	$838,721	$3,969,247		$—		$3,969,247
Income (loss) from construction operations	$181,756	$37,120	$6,591	$225,467	(d)	$(37,523)	(b)	$187,944
Capital expenditures	$41,139	$636	$952	$42,727		$669		$43,396
Depreciation and amortization(c)	$67,050	$1,274	$2,990	$71,314		$8,320		$79,634
____________________________________________________________________________________________________
(a)During the nine months ended September 30, 2021, the Company recorded a reduction of $20.1 million in cost of operations (an after-tax impact of $14.6 million, or $0.28 per diluted share) due to a favorable legal judgment on a completed electrical project in New York in the Specialty Contractors segment. The judgment awarded the Company the recovery of certain costs previously incurred. The Company also recognized $18.1 million of additional revenue (an after-tax impact of $13.0 million, or $0.25 per diluted share) as a result of favorable adjustments on a Civil segment mass-transit project reflecting improved profitability due to the mitigation of certain risks as the project progresses toward completion. The Company’s income from construction operations was also negatively impacted by $14.5 million (an after-tax impact of $10.5 million, or $0.21 per diluted share) due to changes in estimates on an electrical project in New York in the Specialty Contractors segment that included unfavorable adjustments and the negative impact to the period associated with increases to project forecasts due to growth in unapproved change orders (expected to be negotiated in future periods).
(b)Consists primarily of corporate general and administrative expenses.
(c)Depreciation and amortization is included in income (loss) from construction operations.
(d)During the nine months ended September 30, 2020, income (loss) from construction operations was adversely impacted by $15.2 million (an unfavorable after-tax impact of $10.9 million, or $0.21 per diluted share) in the third quarter of 2020 due to to an unfavorable legal ruling pertaining to a mechanical project in California in the Specialty Contractors segment, as well as by $13.2 million (an unfavorable after-tax impact of $9.5 million, or $0.19 per diluted share) in the second quarter of 2020 due to an adverse arbitration ruling pertaining to an electrical project in New York in the Specialty Contractors segment. These adverse impacts were mostly offset by $19.6 million (a favorable after-tax impact of $14.1 million, or $0.28 per diluted share) in the third quarter of 2020 as a result of a favorable arbitration decision related to a dispute in the Specialty Contractors segment.

Tutor Perini Corporation
Condensed Consolidated Balance Sheets
Unaudited
(in thousands, except share and per share amounts)	As of September 30, 2021	As of December 31, 2020

ASSETS
CURRENT ASSETS:
Cash and cash equivalents ($72,473 and $105,735 related to variable interest entities (“VIEs”))	$187,535	$374,289
Restricted cash	6,922	77,563
Restricted investments	86,576	78,912
Accounts receivable ($99,841 and $86,012 related to VIEs)	1,426,709	1,415,063
Retainage receivable ($150,301 and $122,335 related to VIEs)	637,124	648,441
Costs and estimated earnings in excess of billings ($142,587 and $39,846 related to VIEs)	1,388,010	1,236,734
Other current assets ($44,851 and $51,746 related to VIEs)	204,555	249,455
Total current assets	3,937,431	4,080,457
PROPERTY AND EQUIPMENT ("P&E"), net of accumulated depreciation of $477,556 and $434,294 (net P&E of $2,413 and $12,840 related to VIEs)	440,982	489,217
GOODWILL	205,143	205,143
INTANGIBLE ASSETS, NET	96,469	123,115
OTHER ASSETS	147,725	147,685
TOTAL ASSETS	$4,827,750	$5,045,617

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Current maturities of long-term debt, net of unamortized discount and debt issuance costs totaling $0 and $2,040	$28,029	$100,188
Accounts payable ($75,333 and $116,461 related to VIEs)	656,135	794,611
Retainage payable ($34,620 and $26,439 related to VIEs)	286,036	315,135
Billings in excess of costs and estimated earnings ($340,943 and $362,427 related to VIEs)	754,939	839,222
Accrued expenses and other current liabilities ($9,892 and $9,595 related to VIEs)	207,850	215,207
Total current liabilities	1,932,989	2,264,363
LONG-TERM DEBT, less current maturities, net of unamortized discount and debt issuance costs totaling $17,921 and $20,209	939,955	925,277
DEFERRED INCOME TAXES	83,065	82,966
OTHER LONG-TERM LIABILITIES	241,123	230,066
TOTAL LIABILITIES	3,197,132	3,502,672
COMMITMENTS AND CONTINGENCIES
EQUITY
Stockholders' equity:
Preferred stock - authorized 1,000,000 shares ($1 par value), none issued	—	—
Common stock - authorized 112,500,000 shares ($1 par value), issued and outstanding 51,072,432 and 50,827,205 shares	51,072	50,827
Additional paid-in capital	1,132,396	1,127,385
Retained earnings	484,978	422,385
Accumulated other comprehensive loss	(47,160)	(46,741)
Total stockholders' equity	1,621,286	1,553,856
Noncontrolling interests	9,332	(10,911)
TOTAL EQUITY	1,630,618	1,542,945
TOTAL LIABILITIES AND EQUITY	$4,827,750	$5,045,617

Tutor Perini Corporation
Condensed Consolidated Statements of Cash Flows
Unaudited
	Nine Months Ended September 30,
(in thousands)	2021	2020
Cash Flows from Operating Activities:
Net income	$92,957	$106,320
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation	65,550	55,755
Amortization of intangible assets	26,646	23,879
Share-based compensation expense	8,103	10,722
Change in debt discounts and deferred debt issuance costs	4,802	18,960
Deferred income taxes	124	22,137
(Gain) loss on sale of property and equipment	2,004	(2,609)
Changes in other components of working capital	(363,074)	(107,786)
Other long-term liabilities	11,225	3,899
Other, net	(955)	(309)
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	(152,618)	130,968

Cash Flows from Investing Activities:
Acquisition of property and equipment	(27,162)	(43,396)
Proceeds from sale of property and equipment	5,236	13,320
Investments in securities	(25,541)	(22,692)
Proceeds from maturities and sales of investments in securities	16,443	19,901
NET CASH USED IN INVESTING ACTIVITIES	(31,024)	(32,867)

Cash Flows from Financing Activities:
Proceeds from debt	448,270	1,183,012
Repayment of debt	(510,146)	(1,004,259)
Cash payments related to share-based compensation	(1,627)	(1,697)
Distributions paid to noncontrolling interests	(17,250)	(37,217)
Contributions from noncontrolling interests	7,000	—
Debt issuance, extinguishment and modification costs	—	(10,701)
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	(73,753)	129,138

Net increase (decrease) in cash, cash equivalents and restricted cash	(257,395)	227,239
Cash, cash equivalents and restricted cash at beginning of period	451,852	202,101
Cash, cash equivalents and restricted cash at end of period	$194,457	$429,340

Tutor Perini Corporation
Backlog Information
Unaudited

(in millions)	Backlog at June 30, 2021	New Awards in the Three Months Ended September 30, 2021(a)	Revenue in the Three Months Ended September 30, 2021	Backlog at September 30, 2021
Civil	$4,329.0	$732.3	$(546.2)	$4,515.1
Building	1,642.7	1,142.6	(360.9)	2,424.4
Specialty Contractors	1,548.7	191.3	(271.1)	1,468.9
Total	$7,520.4	$2,066.2	$(1,178.2)	$8,408.4

(in millions)	Backlog at December 31, 2020	New Awards in the Nine Months Ended September 30, 2021(a)	Revenue in the Nine Months Ended September 30, 2021	Backlog at September 30, 2021
Civil	$4,783.6	$1,308.7	$(1,577.2)	$4,515.1
Building	1,702.3	1,872.9	(1,150.8)	2,424.4
Specialty Contractors	1,859.8	486.2	(877.1)	1,468.9
Total	$8,345.7	$3,667.8	$(3,605.1)	$8,408.4
____________________________________________________________________________________________________
(a)New awards consist of the original contract price of projects added to our backlog plus or minus subsequent changes to the estimated total contract price of existing contracts.